                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                           -------------------------


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 3, 1998



                        AMERICAN DENTAL PARTNERS, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE            0-23363    04-3297858
      (State or other    (Commission   (IRS Employer
      jurisdiction of    File Number)  Identification No.)
      incorporation)



                         AMERICAN DENTAL PARTNERS, INC.
                         301 EDGEWATER PLACE, SUITE 320
                        WAKEFIELD, MASSACHUSETTS  01880
          (Address of principal executive offices, including zip code)

                                 (781) 224-0880
                              (781) 224-4216 (FAX)
              (Registrant's telephone number, including area code)



                                      N/A
         (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
------    ------------------------------------

     On June 3, 1998, American Dental Partners, Inc., a Delaware corporation ("ADP"), through its wholly owned subsidiary, American Dental Partners of Virginia, Inc., a Delaware corporation ("American"), purchased certain assets (the "Assets") of Reston Dental Group, P.C., a Virginia professional corporation ("Reston"), pursuant to an Asset Purchase Agreement dated June 3, 1998, among Reston, the shareholders of Reston (the "Shareholders"), American, and ADP (the "Purchase Agreement").

     The Assets purchased included all furniture, fixtures, equipment, and office and dental supplies of Reston, all of Reston's rights under any agreements with equipment vendors or other suppliers, and all rights, titles, and interests of Reston in proprietary rights, software, and certain other intangible assets. The Assets purchased do not include any asset required by law to be owned or maintained by dentists.

     The consideration paid pursuant to the Purchase Agreement was determined through negotiation by the parties and consisted of the following: $8,100,000 in cash; a subordinated promissory note in the original principal amount of $900,000; and the assumption of liabilities by American in the aggregate amount of $84,122. The sources of funds for the cash portion of the consideration paid were net proceeds from ADP's public offering in the amount of approximately $6,093,994, with the remaining balance coming from cash from operations.

     Prior to the transaction, there was no material relationship between Reston or any Shareholder and ADP, any of ADP's affiliates, any director or officer of ADP, or any associate of any such officer or director. Pursuant to the Purchase Agreement, American and Reston have entered into a 40-year service agreement pursuant to which American will be responsible for all services necessary for the administration of the non-clinical aspects of Reston's dental operations.

     Reston is a multi-specialty dental group practice engaged in the business of providing general dentistry and specialty dentistry services, and the Assets were used by Reston in connection with such business. ADP intends to continue such use of the Assets pursuant to the affiliation between Reston and American.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
------    ---------------------------------

(a)  Financial Statements of Business Acquired

     No financial statements are required to be filed.

(b)  Pro Forma Financial Information

     No pro forma financial information is required to be filed.

(c)  Exhibits

     The following documents related to the purchase of the Assets are being filed as exhibits to this Form 8-K:

  Exhibit
    No.   Description of Exhibit
  ------- -------------------------------------------------------

   2 Asset Purchase Agreement dated June 3, 1998 among American Dental Partners, Inc., American Dental Partners of Virginia, Inc., Reston Dental Group, P.C., and the shareholders of Reston Dental Group, P.C.

  99      Press release issued by American Dental Partners, Inc. on June 3, 1998

Schedules and Exhibits to the Purchase Agreement have not been filed because ADP believes they do not contain information material to an investment decision which is not otherwise disclosed in the Purchase Agreement. A list has been attached to the Purchase Agreement briefly identifying the contracts of all omitted Schedules and Exhibits. ADP hereby agrees to furnish supplementally a copy of any omitted Schedule or Exhibit to the Securities and Exchange Commission upon its request.



SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERICAN DENTAL PARTNERS, INC.



JUNE 11, 1998                       By /s/ Ronald M. Levenson
                                       ----------------------------
                                         Ronald M. Levenson, Senior
                                         Vice President, Chief
                                         Financial Officer, and
                                         Treasurer

                                 EXHIBIT INDEX


  Exhibit
    No.   Description of Exhibit
  ------- ----------------------

   2      Asset Purchase Agreement dated June 3,
          1998 among American Dental Partners, Inc.,
          American Dental Partners of Virginia,
          Inc., Reston Dental Group, P.C., and the shareholders of Reston Dental Group, P.C.

  99      Press release issued by American Dental
          Partners, Inc. on June 3, 1998